UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Macon Financial Corp.

(Exact name of registrant as specified in its charter)

North Carolina	56-0306860
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

220 One Center Court, Franklin, North Carolina	28734
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, no par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-174826

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered

Incorporated by reference to the portion of the Prospectus under the headings: “Description of Capital Stock,” “Our Policy Regarding Dividends” and “Market for the Common Stock” filed on June 10, 2011 as part of the Registrant’s Registration Statement on Form S-1, File No. 333-174826, as amended. For a description of the provisions of the Registrant’s Articles of Incorporation and Bylaws that may render a change in control of the Registrant more difficult, reference is made to the portion of the Prospectus under the heading: “Restrictions on Acquisition of Macon Financial” in the Registrant’s Registration Statement, referenced above.

Item 2.	Exhibits

1.	Copies of all constituent instruments defining the rights of all the holders of each class of such securities, including any contracts or other documents which limit or qualify the rights of such holders:

(a)	Articles of Incorporation

Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1, File No. 333-174826, filed on June 10, 2011, as amended.

(b)	Bylaws

Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, File No. 333-174826, filed on June 10, 2011, as amended.

(c)	Plan of Conversion

Incorporated by reference to Exhibit 2 to the Registrant’s Registration Statement on Form S-1, File No. 333-174826, filed on June 10, 2011, as amended.

2.	A copy of the security to be registered hereunder is incorporated by reference to Exhibit 4 to the Registrant’s Registration Statement on Form S-1, File No. 333-174826, filed on June 10, 2011, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MACON FINANCIAL CORP. (Registrant)

Date: September 21, 2011	By:	/s/ Roger D. Plemens
Roger D. Plemens
President and Chief Executive Officer